Calculation of Filing Fee Tables
S-8
Nexxen International Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, par value NIS 0.02 per share	457(a)	650,000	$ 6.04	$ 3,926,000.00	0.0001381	$ 542.18
2	Equity	Ordinary shares, par value NIS 0.02 per share	457(a)	1,800,000	$ 6.04	$ 10,872,000.00	0.0001381	$ 1,501.42
Total Offering Amounts:						$ 14,798,000.00		$ 2,043.60
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,043.60
Offering Note
[1]	a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ordinary shares, par value NIS 0.02 per share ("Ordinary Shares"), of Nexxen International Ltd. (the "Registrant") that may from time to time be offered or issued pursuant to the Nexxen International Ltd. Global Share Incentive Plan (2011), as amended (the "2011 Plan"), or the Nexxen International Ltd. 2017 Equity Incentive Plan, as amended (the "2017 Plan"), by reason of any share dividend, share split, recapitalization or similar transaction effected without the Registrant's receipt of consideration that would increase the number of outstanding Ordinary Shares. b. Represents the additional 650,000 Ordinary Shares reserved for future issuance under the 2011 Plan. c. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act based on the average of the high and low prices of the Ordinary Shares as reported on the Nasdaq Global Market on March 3, 2026.

[2]	a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ordinary shares, par value NIS 0.02 per share ("Ordinary Shares"), of Nexxen International Ltd. (the "Registrant") that may from time to time be offered or issued pursuant to the Nexxen International Ltd. Global Share Incentive Plan (2011), as amended (the "2011 Plan"), or the Nexxen International Ltd. 2017 Equity Incentive Plan, as amended (the "2017 Plan"), by reason of any share dividend, share split, recapitalization or similar transaction effected without the Registrant's receipt of consideration that would increase the number of outstanding Ordinary Shares. b. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act based on the average of the high and low prices of the Ordinary Shares as reported on the Nasdaq Global Market on March 3, 2026. c. Represents the additional 1,800,000 Ordinary Shares reserved for future issuance under the 2017 Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A